UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2004

HANGER ORTHOPEDIC GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)	Identification No.)

Two Bethesda Metro Center, Suite 1200, Bethesda, MD	20814
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (301) 986-0701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On September 7, 2004, Hanger Orthopedic Group, Inc. (the “Company”) signed an amendment, dated as of September 2, 2004, (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of October 3, 2003, (the “Credit Agreement”) among the Company, the lenders signatory thereto and General Electric Capital Corporation, as Administrative Agent. A copy of the Amendment is filed as an exhibit hereto. The Amendment, approved by over 80% of the holders of the credit facilities under the Credit Agreement, eliminated the covenant violation previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and restored full access to the revolving credit facility under the Credit Agreement.

        As more fully set forth in the Amendment filed as an exhibit hereto, the Amendment amended the Credit Agreement to (i) increase the total leverage ratio limitation, (ii) increase the senior secured leverage ratio limitation, (iii) decrease the interest coverage ratio limitation, (iv) decrease the fixed charge coverage ratio limitation and (v) decrease permitted acquisitions and capital expenditures.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit Description

10	Third Amendment To Amended and Restated Credit Agreement and Waiver, dated as of September 2, 2004, among the Registrant, the lenders signatory thereto and General Electric Capital Corporation, as Administrative Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.
/s/ Jason P. Owen
Date: September 9, 2004	Jason P. Owen
Treasurer

EXHIBIT INDEX

Exhibit               Description

10	Third Amendment To Amended and Restated Credit Agreement and Waiver, dated as of September 2, 2004, among the Registrant, the lenders signatory thereto and General Electric Capital Corporation, as Administrative Agent.